EXHIBIT 99.1

Predictive Oncology Announces Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

PITTSBURGH, Feb. 19, 2025 (GLOBE NEWSWIRE) -- Predictive Oncology Inc. (NASDAQ: POAI) (“Predictive Oncology” or the “Company”), a leader in AI-driven drug discovery and biologics, today announced that it has entered into definitive agreements for the purchase and sale of 363,336 shares of common stock at a purchase price of $1.50 per share in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about February 19, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $545,004 before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

The common stock described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333- 279123) that was declared effective by the Securities and Exchange Commission (the “SEC”) on May 21, 2024. The offering of the shares of common stock is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Predictive Oncology
Predictive Oncology is on the cutting edge of the rapidly growing use of artificial intelligence and machine learning to expedite early drug discovery and enable drug development for the benefit of cancer patients worldwide. The company’s scientifically validated AI platform, PEDAL, is able to predict with 92% accuracy if a tumor sample will respond to a certain drug compound, allowing for a more informed selection of drug/tumor type combinations for subsequent in-vitro testing. Together with the company’s vast biobank of more than 150,000 assay-capable heterogenous human tumor samples, Predictive Oncology offers its academic and industry partners one of the industry’s broadest AI-based drug discovery solutions, further complemented by its wholly owned CLIA laboratory facility. Predictive Oncology is headquartered in Pittsburgh, PA.

Investor Relations Contact:
Tim McCarthy
LifeSci Advisors, LLC
tim@lifesciadvisors.com

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements, including, without limitation, the completion of the offering, the satisfaction of customary closing conditions related to the offering, the anticipated use of proceeds from offering. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, changes in management, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the company disclaims any intent or obligation to update these forward-looking statements.